UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on June 3, 2022, a stockholder derivative complaint (Prawitt v. Blount, et al., Case No. 1:22-cv-00735-MN (D. Del.) (the “Action”)) was filed in U.S. District Court, District of Delaware by plaintiff Nathan Prawitt on behalf of Intrusion Inc. (the “Company”) against certain of the Company’s current and former officers and directors. The plaintiff alleged that defendants through various actions breached their fiduciary duties, wasted corporate assets, and unjustly enriched defendants by (a) incurring costs and expenses in connection with the then-ongoing investigation by the Securities and Exchange Commission (the “SEC”), (b) incurring costs and expenses to defend us with respect to the previously disclosed consolidated class action, (c) settling class-wide liability with respect to the consolidated class action, as well as ancillary claims regarding sales of the Company’s common stock by certain of the defendants. Further, as previously disclosed, on September 28, 2023, the Company agreed to the terms of a settlement contained in that certain Stipulation of Compromise and Settlement (“Settlement Agreement”) of the Action. The Settlement Agreement is subject to Court approval and provides in part for (i) an amendment to the Company’s Bylaws, committee Charters, and other applicable corporate policies to implement certain measures set forth more fully therein, to remain in effect for no less than three years; (ii) attorneys’ fees and expenses to plaintiff’s counsel of $250,000; and (iii) the dismissal of all claims against the defendants, including the Company, in connection with the Action. The $250,000 settlement payment will be paid by the Company’s insurance provider under its insurance policy since the Company’s $0.5 million retention was previously exhausted (the “Settlement Payment”).

The Company also agreed to adopt amended and restated bylaws providing that when the Company’s Chief Executive Officer and Chairman of the Board of Directors of the Company are the same individual, the Company will designate a lead independent director. See Item 5.03 of this Current Report on Form 8-K.

Under the Settlement Agreement, the plaintiff agreed to release any and all claims that he had, has, or may have against the Company arising out of any event occurring on or before the effective date of the Settlement Agreement, including claims related to the Action.

In exchange for plaintiff’s promises and other consideration under the Settlement Agreement, the Company agreed to pay the Settlement Payment. The Company also agreed to release plaintiff from any and all claims that it had, has, or may have against plaintiff arising out of any event occurring on or before the effective date of the Settlement Agreement.

On December 21, 2023, the U.S. District Court, District of Delaware issued a Revised Notice of Pendency And Proposed Settlement Of Action. The hearing on the Court’s approval of the Settlement Agreement was moved from January 7, 2024, to April 3, 2024. The description of the Settlement Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which was filed in the Company’s Current Report on Form 8-K dated October 2, 2023, and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Notice Of Pendency And Proposed Settlement Of Action Dated December 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The Company uses words and phrases such as “an agreement,” “subject to,” “would,” “provides” “requires” and similar expressions to identify forward-looking statements in this report. Such forward-looking statements are based on information available to the Company as of the date of this report and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) the ability to overcome any objections or appeals regarding the settlement and (ii) other risks described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and future filings and reports by the Company. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION INC.

Dated: January 9, 2024	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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